UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF NEW YORK

IN RE:  Cellular Products, Inc.                    BK 94-13415K
                           Debtor                  ORDER

     Pursuant to this Court's Order of September 27, 1996 wherein the original offer of Hemagen Diagnostics, Inc. was approved and wherein a certain bidding procedure was established to govern bidding for any overbids to be heard on October 3, 1996, and on such date, there appeared representatives of Bio-Tech Imaging, Inc. and Hemagen Diagnostics, Inc. as well as William Franzblau representing Hemagen Diagnostics, Inc., Robert Feldman as Local Counsel and Shawn Matlock as General Counsel for Bio-Tech Imaging, Inc. and William E. Lawson as Attorney for the Debtor and no bidding having taken place and it being reported to the Court that the successful bidder was Hemagen Diagnostics Inc, there being no other bidders, whose bid was $600,000.00, the closing being scheduled for November 5, 1996 at which time the bid is to paid over to the Debtor pursuant to the offer and all of the Debtor's real and personal property to be conveyed to the successful bidder, it is therefore

     ORDERED, that the offer of Hemagen Diagnostics Inc in the amount of $600,000.00 is hereby approved and the Debtor is authorized to take those steps necessary to conclude the sale.

DATED:  Buffalo, New York
        October 3, 1996              /s/ Michael J. Kaplan
                                     _________________________
                                     U.S. Bankruptcy Judge